Exhibit 32.1

CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Subramanian Sundaresh, certify to the best of my knowledge based upon a review of the Annual Report on Form 10-K of Adaptec, Inc. for the fiscal year ended March 31, 2008 (the "Form 10-K"), that the Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Adaptec, Inc. for the periods covered by the Form 10-K.

Date: June 13, 2008	By: /s/ SUBRAMANIAN SUNDARESH Subramanian Sundaresh Chief Executive Officer

I, Mary L. Dotz, certify to the best of my knowledge based upon a review of the Form 10-K, that the Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Adaptec, Inc. for the periods covered by the Form 10-K.

Date: June 13, 2008	By: /s/ Mary L. Dotz Mary L. Dotz Chief Financial Officer